Exhibit 4.3

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (herein called this “Amendment”) is made as of December 18, 2012 by and among Chesapeake Oilfield Operating, L.L.C., an Oklahoma limited liability company (the “Borrower”), Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and an L/C Issuer, and the Lenders.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent, the Swing Line Lender, the L/C Issuers and the Lenders are party to that certain Credit Agreement dated as of November 3, 2011 (as amended, supplemented or modified from time to time prior to the date of this Amendment, the “Existing Agreement”), whereby the L/C Issuers became obligated to issue Letters of Credit for the account of the Borrower and the Lenders became obligated to make loans to the Borrower as therein provided; and

WHEREAS, the Borrower, the Administrative Agent, the Swing Line Lender, the L/C Issuers and the Lenders desire to amend the Existing Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Existing Agreement, in consideration of the loans and other credit which may hereafter be made by the Swing Line Lender, the Lenders and the L/C Issuers to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS AND REFERENCES

Section 1.1. Terms Defined in the Existing Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Existing Agreement shall have the same meanings whenever used in this Amendment.

Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

“Amendment” means this Second Amendment to Credit Agreement.

“Credit Agreement” means the Existing Agreement as amended hereby.

[SECOND AMENDMENT TO CREDIT AGREEMENT]

ARTICLE II.

AMENDMENTS TO EXISTING AGREEMENT AND LIMITED WAIVER

Section 2.1. Definitions.

(a) The definition of “Tax Allocation Agreement” in Section 1.01 of the Existing Agreement is hereby deleted in its entirety.

(b) The following definition is hereby added to Section 1.01 of the Existing Agreement in appropriate alphabetical order to read as follows:

“Tax Sharing Agreement” means that certain Tax Sharing Agreement dated as of December 31, 2012 by and among Chesapeake Energy and the Subsidiaries (as defined therein), as amended, supplemented or modified from time to time.

Section 2.2. Tax Sharing Agreement. Each reference to “Tax Allocation Agreement” in the Existing Agreement (including, without limitation, each reference in Sections 1.01, 5.11, 7.06 and 7.08 of the Existing Agreement) is hereby deleted and replaced with “Tax Sharing Agreement”.

Section 2.3. Investments. The last sentence of Section 7.03 of the Existing Agreement is hereby amended to add the phrase “if the Investment is in an Unrestricted Subsidiary,” directly after “(iii)”.

ARTICLE III.

CONDITIONS OF EFFECTIVENESS

Section 3.1. Amendment Effective Date. This Amendment shall become effective as of the date first above written when and only when:

(a) Administrative Agent shall have received all of the following, duly executed and delivered and in form, substance and date satisfactory to Administrative Agent:

(i) the Amendment executed by the Borrower, Administrative Agent and Required Lenders;

(ii) a duly executed Consent and Agreement from each Subsidiary Guarantor in the form attached hereto;

(iii) such other supporting documents as Administrative Agent may reasonably request.

(b) The Borrower shall have paid all other fees and reimbursements to be paid to Administrative Agent pursuant to this Amendment or any other Loan Document, or otherwise due Administrative Agent and including invoiced fees and disbursements of Administrative Agent’s attorneys.

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ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1. Representations and Warranties. In order to induce each Lender to enter into this Amendment, the Borrower represents and warrants to each Lender that:

(a) The representations and warranties contained in Article V of the Credit Agreement are true and correct at and as of the time of the effectiveness hereof, except to the extent (i) that the facts on which such representations and warranties are based have been changed by the extension of credit under the Credit Agreement, and (ii) such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.

(b) The Borrower is duly authorized to execute and deliver this Amendment and the Borrower is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement. The Borrower has duly taken all limited liability company action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of the Borrower hereunder.

(c) When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding obligation of the Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application.

ARTICLE V.

MISCELLANEOUS

Section 5.1. Ratification of Agreements. The Existing Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Existing Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, or any other Loan Document.

Section 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of any Loan Party herein shall survive the execution and delivery of this Amendment and the performance hereof, and shall further survive until all of the Obligations are paid in full.

Section 5.3. Loan Documents. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto and thereto.

3	[SECOND AMENDMENT TO CREDIT AGREEMENT]

Section 5.4. Governing Law. This Amendment shall be governed by and construed in accordance with the Laws applicable to the Credit Agreement.

Section 5.5. Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be validly executed by facsimile or other electronic transmission.

THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

4	[SECOND AMENDMENT TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

CHESAPEAKE OILFIELD OPERATING, L.L.C.

By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ DeWayne D. Rosse
Name:	DeWayne D. Rosse
Title:	Agency Management Officer

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

BANK OF AMERICA, N.A., as a Lender, an L/C Issuer and Swing Line Lender

By:	/s/ Ronald E. McKaig
Name:	Ronald E. McKaig
Title:	Managing Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender and an L/C Issuer

By:	/s/ David Gurghigian
Name:	David Gurghigian
Title:	Managing Director

By:	/s/ Sharada Manne
Name:	Sharada Manne
Title:	Managing Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

CITIBANK, N.A., as a Lender

By:	/s/ Michael Zeller
Name:	Michael Zeller
Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

SUNTRUST BANK, as a Lender

By:	/s/ Yann Pirio
Name:	Yann Pirio
Title:	Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Courtney Kubesch
Name:	Courtney Kubesch
Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Sreedhar R. Kona
Name:	Sreedhar R. Kona
Title:	Assistant Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Christopher Reo Day
Name:	Christopher Reo Day
Title:	Vice President

By:	/s/ Michael Spaight
Name:	Michael Spaight
Title:	Associate

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender

By:	/s/ Marcus M. Tarkington
Name:	Marcus M. Tarkington
Title:	Director

By:	/s/ Michael Getz
Name:	Michael Getz
Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Michelle Latzoni
Name:	Michelle Latzoni
Title:	Authorized Signatory

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

CAPITAL ONE, N.A., as a Lender

By:	/s/ Keith Morton
Name:	Keith Morton
Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:	/s/ Dmitriy Barskiy
Name:	Dmitriy Barskiy
Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Jay Sartain
Name:	Jay Sartain
Title:	Authorized Signatory

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

UBS LOAN FINANCE, LLC, as a Lender

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director

By:	/s/ Joselin Fernandes
Name:	Joselin Fernandes
Title:	Associate Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

COMERICA BANK, as a Lender

By:	/s/ Gary Culbertson
Name:	Gary Culbertson
Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

EXPORT DEVELOPMENT CANADA, as a Lender

By:	/s/ Richard Leong
Name:	Richard Leong
Title:	Asset Manager

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

THE ROYAL BANK OF SCOTLAND PLC, as a Lender

By:	/s/ Sanjay Remond
Name:	Sanjay Remond
Title:	Authorized Signatory

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

ONE WEST BANK, FSB, as a Lender

By:	/s/ Sean Murphy
Name:	Sean Murphy
Title:	Executive Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

CONSENT AND AGREEMENT

Each of the undersigned hereby (i) consents to the provisions of this Amendment and the transactions contemplated herein, (ii) ratifies and confirms the Guaranty dated as of November 3, 2011 made by it for the benefit of Administrative Agent and Lenders executed pursuant to the Credit Agreement and the other Loan Documents, (iii) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of this Amendment and the other documents and instruments executed in connection herewith and (iv) agrees that such Guaranty and such other Loan Documents shall remain in full force and effect.

COMPASS MANUFACTURING, L.L.C.

GREAT PLAINS OILFIELD RENTAL, L.L.C.

HODGES TRUCKING COMPANY, L.L.C.

KEYSTONE ROCK & EXCAVATION, L.L.C.

MID-STATES OILFIELD SUPPLY LLC f/k/a MID-STATES OILFIELD MACHINE LLC

NOMAC DRILLING, L.L.C.

NOMAC SERVICES, L.L.C.

OILFIELD TRUCKING SOLUTIONS, L.L.C.

PERFORMANCE TECHNOLOGIES, L.L.C.

PTL PROP SOLUTIONS, L.L.C.

THUNDER OILFIELD SERVICES, L.L.C.

By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary

[CONSENT AND AGREEMENT TO SECOND AMENDMENT